EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-263539 on Form S-3 of our report dated February 28, 2025, relating to the consolidated financial statements of CNH Industrial Capital LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 28, 2025